UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2012

Hibbett Sports, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  Appointment of Certain Officers

On June 8, 2012, Mr. Scott J. Bowman, age 45, was appointed by Hibbett Sports, Inc. (Company) as its Senior Vice President and Chief Financial Officer, to be effective July 9, 2012.

Mr. Bowman has not previously been employed by the Company and has no family relationship to any of our officers or directors.  For the past six years, his principal occupation and employment was Division Chief Financial Officer – Northern Division (Division CFO) of The Home Depot, a large home improvement retailer.  Prior to his duties as Division CFO, Mr. Bowman served The Home Depot as their Senior Director, Finance – IT for approximately three years.  Prior to his tenure at The Home Depot, Mr. Bowman worked in various controller positions with Rubbermaid Home Products, a Division of Newell Rubbermaid, as well as in various accounting management positions with Anchor Hocking Glass Company and The Sherwin-Williams Company.  He is a Certified Public Accountant, licensed in the State of Ohio since 1991.

There are no transactions between the company and Mr. Bowman that would be reportable under Item 401(a) of the SEC’s Regulation S-K (Certain Relationships and Related Transactions).

The Company also confirmed a base salary for Mr. Bowman for Fiscal 2013 of $295,000 (annualized).  At the same time, the Company established a guaranteed cash bonus of $95,000 for Fiscal 2013.  The Company shall also pay Mr. Bowman up to $65,000 in relocation expenses as well as temporary housing expenses for up to one hundred eighty (180) days.

In connection with Mr. Bowman’s hiring, the Company authorized the award of restricted stock units (RSUs) worth $95,000 under the Company’s 2005 Equity Incentive Plan to be granted on the first day of the Company’s first full fiscal quarter following Mr. Bowman’s employment.  The number of RSU’s awarded will be based on the closing stock price on the first day of the Company’s first full fiscal quarter following Mr. Bowman’s employment and will be subject to five (5) year cliff vesting based on continuous employment with the Company for five years from the date of grant.

In addition, Mr. Bowman will be a party to and will be eligible to receive payments under the Company’s Change in Control Severance Agreement (Agreement) upon a Change in Control as defined within the Agreement.  The foregoing description of the Agreement is qualified in its entirety by reference to such Agreement, which is filed as an Exhibit to this Current Report, and shall be deemed incorporated herein by reference.

His Fiscal 2014 bonus and equity compensation will be based on 50% of Mr. Bowman’s Fiscal 2014 base salary and subject to achievement of performance goals set by the Company’s Compensation Committee.  The terms above are based on an expected start date of July 9, 2012.

A copy of the Company’s related press release is attached hereto as Exhibit 99.1.

Item 7.01.  Regulation FD Disclosures.

A copy of a press release relating to the hiring of Mr. Bowman is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1
Form of Change of Control Severance Agreement; incorporated by reference as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2008.

99.1	Press Release Dated June 8, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

By:	/s/ Jeffry O. Rosenthal
Jeffry O. Rosenthal
President and Chief Executive Officer

June 8, 2012